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                                                                    EXHIBIT 10.1


                       AMENDMENT TO TRANSACTION DOCUMENTS

                  THIS AMENDMENT, dated as of October 1, 1999, by and among KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), the Lenders parties to the Credit Agreement referred to below, and MELLON BANK, N.A., as Administrative Agent under such Credit Agreement.

                                    RECITALS:

                  WHEREAS, the Borrower has entered into a Credit Agreement, dated as of November 17, 1997, by and among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as amended by an Amendment to Transaction Documents, dated as of November 26, 1997, an Amendment to Transaction Documents, dated as of December 19, 1997, an Amendment to Transaction Documents, dated as of March 19, 1998, an Amendment to Transaction Documents, dated as of December 15, 1998, and an Amendment to Transaction Documents, dated as of March 31, 1999, the "Credit Agreement"); and

                  WHEREAS, the parties hereto desire to amend further the Credit Agreement as set forth herein.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1. AMENDMENTS RELATING TO STANDARD NOTICE. In Section
1.01 of Annex A of the Credit Agreement, the definition of "Standard Notice" is amended by deleting clause (a) and replacing it with the following:

                  (a) On the same Business Day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

                  SECTION 2. AMENDMENTS RELATING TO EQUITY HYBRID SECURITIES.

                  (a) Section 2.07(b)(i) to the Credit Agreement is amended by deleting the second sentence and replacing it with the following:

         If a Reduction Event shall occur, an amount not less than the corresponding Reduction Event Application Amount shall be applied (x) first, to prepayment of the unpaid principal amount of outstanding Term Loans, if any, and then (y) the balance, if any, shall be applied to reduction of the aggregate Revolving Credit Committed Amounts; provided, that the Borrower shall not be obligated to make any application pursuant to the foregoing clause (y) in the event that

                  (A) the Investment Grade Rating Condition is satisfied on the
              Reduction Event Date corresponding to such Reduction Event;

                  (B) such Reduction Event arises under Section 2.07(b)(iv)
              (relating to equity issuance) or Section 2.07(b)(v) (relating to issuance of Equity Hybrid Securities and settlement of Purchase Contracts), the Equity Recapture Condition is satisfied on the Reduction Event Date corresponding to such Reduction Event, and such Reduction Event Date is on or before March 31, 2000; or

                  (C) such Reduction Event arises under Section 2.07(b)(vi)
              (relating to Excess Cash Flow).

                  (b) Section 2.07(b)(v) of the Credit Agreement is deleted and replaced with the following:

                  (v) ISSUANCE OF EQUITY HYBRID SECURITIES AND SETTLEMENT OF PURCHASE CONTRACTS. "Reduction Event" shall include the following: (i) issuance, sale or other disposition by the Borrower or any of its Subsidiaries of any Equity Hybrid Securities, and (ii) settlement of, or other receipt of proceeds by the Borrower or any of its Subsidiaries in connection with, a Purchase Contract (whether such settlement or receipt occurs by reason of cash payment by the holder of such Purchase Contract, receipt of proceeds of remarketing or other disposition of

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         Equity Hybrid Securities pledged to secure such Purchase Contracts, receipt of proceeds of cash collateral for Purchase Contracts upon maturity or liquidation thereof, or otherwise), excluding from clause
         (ii) the following: (x) the portion of the aggregate proceeds received (in cash or marketable securities, valued at their fair market value) by the Borrower in settlement of Purchase Contracts, if any, equal to the amount concurrently paid by the Borrower or its Subsidiaries to redeem Equity Hybrid Securities in a redemption permitted under clause
         (i)(y) of the definition of "Equity Hybrid Securities" and (y) Equity Hybrid Securities acquired by the Borrower in satisfaction of the obligation of the owners of such Equity Hybrid Securities under Purchase Contracts. The "Reduction Event Application Amount" corresponding to the foregoing Reduction Event shall be 100% of the Net Proceeds thereof. The "Reduction Event Date" corresponding to the foregoing Reduction Event shall be five Business Days after the Borrower or its Subsidiaries receives Net Proceeds from such event.

                  (c) In Article VII of the Credit Agreement, the following new
Section 7.12 is added:

                  7.12. LIMITATION ON PAYMENTS ON CERTAIN OBLIGATIONS. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, pay, prepay, purchase, redeem, retire, defease or acquire, or otherwise make any payment (on account of principal, interest, premium or otherwise) of, any obligation under or evidenced by any Equity Hybrid Security, except that the Borrower may

                      (a) make payments on and purchases of the Equity Hybrid
                Securities as and when required to do so by the mandatory terms of such Equity Hybrid Security, consistent with the definition of that term in this Agreement, and

                      (b) purchase or redeem Equity Hybrid Securities from time
                to time, provided that the aggregate principal or face amount of all such purchases and redemptions of any class or series of Equity Hybrid Securities shall not exceed 5% of the aggregate principal or face amount of Equity Hybrid Securities of such class or series originally issued.

                  (d) In Article VIII of the Credit Agreement, Section 8.01(f) is amended as follows:

                  (i) In Section 8.01(f)(i), the word "and" at the end is deleted and replaced with the following: "or (C) an event or condition shall occur which gives any holder the right to put any Equity Hybrid Security to the issuing trust or the Borrower (other than a put in accordance with clause (i) of the definition of "Equity Hybrid Security"), and".

                  (ii) In Section 8.01(f)(ii), the word "and" before clause (C) is deleted and the semicolon at the end of Section 8.01(f)(ii) is deleted and replaced with the following: ", and (D) any Equity Hybrid Security (or set of related Equity Hybrid Securities) having an aggregate principal or face amount in excess of $10,000,000 (or the equivalent thereof in one or more foreign currencies);"

                  (d) In Section 1.01 of Annex A of the Credit Agreement, the definition of "Equity Hybrid Security" is deleted and replaced with the following:

                  "Equity Hybrid Security" means (a) a beneficial interest issued by a trust which constitutes a Subsidiary of the Borrower, substantially all the assets of which trust are unsecured Indebtedness of the Borrower or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust, or (b) a note, bond or debenture issued by, and evidencing unsecured Indebtedness of, the Borrower, or any combination of one or more of the Equity Hybrid Securities in clauses (a) and (b); provided, however, that no Equity Hybrid Security shall by its terms (or by the terms of any security into which it is convertible or exchangeable) impose (either absolutely or upon the happening of an event or the passage of time) any payment, prepayment, redemption, repurchase, put or similar obligation on the Borrower or any Subsidiary of the Borrower on or prior to the Revolving Credit Maturity Date, except as follows:

                           (i) The holders of an Equity Hybrid Security may be
                  given the right to put, convert, exchange or exercise such Equity Hybrid Security on or before the Revolving Credit Maturity Date, provided that either (x) the consideration payable by the Borrower or the issuing trust in connection with such put, conversion, exchange or exercise is common stock of the Borrower, or (y) the Borrower or the issuing trust shall have received or shall concurrently receive aggregate net proceeds (in cash or marketable securities, valued at their fair market value) from Purchase Contracts issued concurrently

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                  with the issuance of such Equity Hybrid Security at least
                  equal to the aggregate principal or face amount, as the case may be, of such Equity Hybrid Security;

                           (ii) The holders of an Equity Hybrid Security may be
                  given the right to put such Equity Hybrid Security to the issuing trust or the Borrower, or to accelerate the maturity of such Equity Hybrid Security, upon (x) the occurrence of a change of control or an event of default (as such terms may be defined in the documentation relating to such Equity Hybrid Security), so long as such change of control or event of default also constitutes an Event of Default under Section
                  8.01 (other than solely under Section 8.01(f), except in the case of an event of default arising solely from breach of a purely ministerial requirement imposed by the terms of the Equity Hybrid Security, including but not limited to such matters as a requirement to maintain a New York payment office for the Equity Hybrid Securities and customary representations and warranties made at closing with respect to the Equity Hybrid Security), or (y) a payment default with respect to such Equity Hybrid Securities; and

                           (iii) obligations to make payments other than
                  payments that reduce the outstanding principal or face amount of the Equity Hybrid Securities.

         As used in this definition, "Purchase Contract" means a contract between a holder of an Equity Hybrid Security (or a person who purchased such Purchase Contract on the same date on which an Equity Hybrid Security was issued, or the assignee or transferee of any such person) and the Borrower whereby such holder (or such purchaser, or such assignee or transferee, as the case may be) is obligated to purchase, and the Borrower is obligated to sell, for an amount in cash or marketable securities (valued at their fair market value) equal to the principal or face amount of such Equity Hybrid Security, shares of common stock of the Borrower.

                  (e) In Section 1.01 of Annex A of the Credit Agreement, the definition of "Severed Equity Hybrid Security" is deleted, and the clause defining the terms "Purchase Contract," "Purchase Contract Cash Collateral" and "Purchase Contract Settlement Date" is revised to read as follows:

                  "Purchase Contract" has the meaning given that term in the definition of "Equity Hybrid Securities.

                  (f) Section 1.01 of Annex A of the Credit Agreement is amended by adding the following new definition in its appropriate place in alphabetical order:

                  "Equity Recapture Condition": The Borrower shall be deemed to satisfy the "Equity Recapture Condition" on a particular day if and only if, on such day, the Borrower's senior unsecured long-term debt is rated "BBB-" or higher by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (or a comparable rating from a generally recognized successor to such rating agency) or "Baa3" or higher by Moody's Investors Service, Inc. (or a comparable rating from a generally-recognized successor to such rating agency).

                  SECTION 3. EFFECTIVENESS AND EFFECT, ETC. This Amendment shall become effective when Mellon Bank, N.A., as Administrative Agent, shall have received counterparts hereof duly executed by the Borrower and the Administrative Agent and consents hereto duly executed by the Required Lenders (as defined in the Credit Agreement). The Credit Agreement, as amended by the Amendment to Transaction Documents dated as of November 26, 1997, the Amendment to Transaction Documents dated as of December 19, 1997, the Amendment to Transaction Documents dated as of March 19, 1998, the Amendment to Transaction Documents dated as of December 15, 1998, the Amendment to Transaction Documents, dated as of March 31, 1999, and as further amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement.

                  SECTION 4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and


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construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles. This Amendment is a requested amendment within the meaning of Section 10.06(a)(ii) of the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                     KENNAMETAL INC.


                                     By: /s/ James E. Morrison
                                         ------------------------------------
                                     Name:  James E. Morrison
                                     Title:  Vice President and Treasurer


                                     MELLON BANK, N.A.,
                                     individually and as Administrative Agent


                                     By: /s/ Peter K. Lee
                                         ------------------------------------
                                     Name:  Peter K. Lee
                                     Title:  Vice President





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